Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Forian Inc. on Form S-8 of our report dated March 31, 2022, with respect to our audits of the consolidated financial statements as of December 31, 2021 and 2020 and for the years ended December 31, 2021 and 2020 appearing in the Annual Report on Form 10-K of Forian Inc. for the year ended December 31, 2021.

/s/ Marcum LLP

San Jose, California
November 18, 2022